       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 1999
                                                    REGISTRATION NO. 333-69595
------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                   Post-Effective
                                  AMENDMENT NO. 1

                                      FORM S-3
                               REGISTRATION STATEMENT
                                       Under
                             The Securities Act of 1933

                            PLATINUM ENTERTAINMENT, INC.
               (Exact name of registrant as specified in its charter)

                  DELAWARE                                  36-3802328
       (State or other jurisdiction of                    (IRS Employer
       of incorporation or organization)              Identification Number)

        2001 BUTTERFIELD ROAD, DOWNERS GROVE ILLINOIS 60515, (630) 769-0033
            (Address of Principal Executive Offices including Zip Code)

                                   STEVEN DEVICK
                         2001 BUTTERFIELD ROAD, SUITE 1400
                           DOWNERS GROVE, ILLINOIS 60515
                                   (630) 769-0033
             (Name, address and telephone number of agent for service)


                                     COPIES TO:
                               MATTHEW S. BROWN, ESQ.
                               KATTEN MUCHIN & ZAVIS
                             525 W. MONROE, SUITE 1600
                              CHICAGO, IL  60661-3693
                                   (312) 902-5200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: /X/ 333-69595

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                                            CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                               AMOUNT TO BE    PROPOSED MAXIMUM   PROPOSED MAXIMUM        AMOUNT OF
TITLE OF SECURITIES TO BE       REGISTERED      OFFERING PRICE   AGGREGATE OFFERING     REGISTRATION FEE
        REGISTERED                               PER SHARE (1)        PRICE (1)
---------------------------------------------------------------------------------------------------------
Common Stock, $.001 par       103,817 shares    See Footnote 1        $707,253               $141
value per share                                      Below
---------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on April 8, 1999.

                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") by Platinum Entertainment, Inc. (the "Company") pursuant to Rule 462 (b) promulgated under the Securities Act of 1933, as amended. This Registration Statement hereby incorporates by reference the contents of the Company's Registration Statement on Form S-3 (Registration No. 333-69595), relating to the offering of up to $7,812,534 in proposed maximum aggregate offering price of the Company's Common Stock, par value $.001 per share.

     This Registration Statement amends the selling stockholder table by replacing PLATINUM technology International, inc.'s beneficial ownership information and adding two new stockholders.

                             BENEFICIAL OWNERSHIP PRIOR TO OFFERING    NUMBER         BENEFICIAL OWNERSHIP AFTER OFFERING (2)
                             --------------------------------------    OF SHARES      ---------------------------------------
                             NUMBER OF SHARES            PERCENT       OFFERED (1)    NUMBER OF SHARES            PERCENT
                             ----------------            -------       -----------    ----------------            -------
PLATINUM technology
  International, inc.          128,438 (3)(4)              1.9           128,438             -                       -
Donald R. Johnson               20,000 (5)                  *             20,000             -                       -
FS Affiliate, L.P.               8,571 (6)                  *              8,571             -                       -

__________________

*    Less than 1%.

(1) Represents the maximum number of shares that may be sold by each of the additional selling stockholders pursuant to this statement.
(2) Assumes the additional selling stockholders sell all of their shares pursuant to this statement. The additional selling stockholders may sell all or part of their shares.
(3) Represents shares issued to this selling stockholder in transactions exempt from the registration requirements of the Securities Act for consulting services rendered from September 1998 through April 1999.
(4) Mr. Filipowski, a director of the Company, is the Chief Executive Officer and President of PLATINUM technology International, inc. In such capacity, Mr. Filipowski may be deemed a beneficial owner of Common Stock held by PLATINUM technology International, inc. Mr. Filipowski disclaims beneficial ownership of the Common Stock of the Company held by PLATINUM technology International, inc.
(5) Represents shares issued to this selling stockholder pursuant to a Settlement and Mutual Release Agreement, dated March 31, 1999, between the Company and this selling stockholder.
(6) Represents shares issued to this selling stockholder pursuant to a Third Amendment to Credit Agreement, dated April 14, 1999, between the Company and First Source Financial, L.P., the Company's financial lender.

                                     SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and we have duly caused this Amendment No. 2 to the Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, State of Illinois, on April 14, 1999.

                                     Platinum Entertainment, Inc.

                                     By:  /s/ STEVEN DEVICK
                                          -----------------
                                          Steven Devick
                                          CHAIRMAN, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

POWER OF ATTORNEY

     In accordance with the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement was signed by the following persons in the capacities and on April 14, 1999.

Signature                           Title
--------------------------          ----------------------------------------
/s/ STEVEN DEVICK                   Chairman, President and Chief Executive
--------------------------          Officer
Steven Devick

           *                        Chief Operating Officer, Chief Financial
--------------------------          Officer and Director
Douglas C. Laux

           *                        Director
--------------------------
David Bauman

           *                        Director
--------------------------
Michael P. Cullinane

           *                        Director
--------------------------
Craig J. Duchossois

           *                        Director
--------------------------
Andrew J. Filipowski

           *                        Director
--------------------------
Carl D. Harnick

           *                        Director
--------------------------
Geoffrey Holmes

           *                        Director
--------------------------
Paul L. Humenansky

           *                        Director
--------------------------
Robert J. Morgado

           *                        Director
--------------------------
Mark J. Schwartz


*By:  /s/ STEVEN DEVICK
      -----------------
          Steven Devick

                                INDEX TO EXHIBITS


    Exhibit
    Number
    -------
    23.1        Consent of Ernst & Young LLP.










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